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                                                                      EXHIBIT 11

               UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                    STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                             Three Months Ended June 30,  Six Months Ended June 30,
                                                                             ---------------------------  -------------------------
                                                                                  1995          1994          1995         1994
                                                                               ---------     ---------     ---------    --------
                                                                                    (in thousands, except for per share data)
Primary Earnings Per Share
   Income available to common shareholders:
   Income from continuing operations ......................................   $ 19,139      $ 14,939      $ 31,963     $ 28,417
   Less: Loss from discontinued operations ................................     (2,713)         (240)       (2,841)          (8)
                                                                              --------      --------      --------     --------
   Total ..................................................................   $ 16,426      $ 14,699      $ 29,122     $ 28,409
                                                                              ========      ========      ========     ========

   Weighted average number of common and common equivalent shares:
   Average common shares outstanding ......................................     13,749        13,663        13,684       13,608
   Add: Dilutive effect of stock options after
         application of treasury stock method .............................        468           748           450          846
        Dilutive effect of preferred stock
         after application of "if converted" method .......................        266          --             134         --
                                                                              --------      --------      --------     --------
   Total ..................................................................     14,483        14,411        14,268       14,454
                                                                              ========      ========      ========     ========

   Earnings per share:
   Income from continuing operations ......................................   $   1.32      $   1.04      $   2.24     $   1.97
   Loss from discontinued operations ......................................       (.19)         (.02)         (.20)        --
                                                                              --------      --------      --------     --------
   Total ..................................................................   $   1.13      $   1.02      $   2.04     $   1.97
                                                                              ========      ========      ========     ========

Fully Diluted Earnings Per Share
   Income available to common shareholders:
   Income from continuing operations ......................................   $ 19,139      $ 14,939      $ 31,963     $ 28,417
   Less: Loss from discontinued operation .................................     (2,713)         (240)       (2,841)         (8)
                                                                              --------      --------      --------     --------
   Total ..................................................................   $ 16,426      $ 14,699      $ 29,122     $ 28,409
                                                                              ========      ========      ========     ========

   Weighted average number of common and all dilutive contingent shares:
   Average common shares outstanding ......................................     13,749        13,663        13,684       13,608
   Add: Dilutive effect of stock options after
         application of treasury stock method .............................        482           767           504          847
        Dilutive effect of preferred stock
         after application of "if converted" method .......................        322          --             162         --
                                                                              --------      --------      --------     --------
   Total ..................................................................     14,553        14,430        14,350       14,455
                                                                              ========      ========      ========     ========

   Earnings per share:
   Income from continuing operations ......................................   $   1.32      $   1.04      $   2.23     $   1.97
   Loss from discontinued operations ......................................       (.19)         (.02)         (.20)        --
                                                                              --------      --------      --------     --------
   Total ..................................................................   $   1.13      $   1.02      $   2.03     $   1.97
                                                                              ========      ========      ========     ========

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